Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 27, 2006

Longview Fibre Company

300 Fibre Way

Longview, Washington 98632

Re:	Longview Fibre Company
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Longview Fibre Company, a Washington corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pertaining to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $150,000,000 of the Company’s Senior Notes due 2016 (the “Senior Notes”) and $230,000,000 of the Company’s common stock, ascribed value $1.50 per share (the “Common Shares”), together with the associated rights to purchase Common Shares pursuant to the Rights Agreement, dated as of March 1, 1999, between the Company and Wells Fargo Bank, N.A., as successor Rights Agent (as defined therein). The Senior Notes are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement; (2) the form of underwriting agreement for the Senior Notes (the “Underwriting Agreement”) proposed to be entered into between the Company and Goldman, Sachs & Co., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC and filed as an exhibit to the Registration Statement, (3) the preliminary prospectus related to the Senior Notes (the “Preliminary Prospectus”) included in the

Longview Fibre Company

February 27, 2006

Registration Statement; (4) the articles of incorporation of the Company, (5) the bylaws of the Company, (6) certain resolutions of the board of directors of the Company relating to the Senior Notes and the Registration Statement, (7) the form of the Indenture filed as an exhibit to the Registration Statement, including the form of the Senior Notes included therein, and (8) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 of the Trustee filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have also assumed that the Company has been duly organized and is and will continue to be validly existing in good standing under the laws of the State of Washington and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture and the Registration Statement. We have also assumed that the Indenture and the Underwriting Agreement will be executed and delivered in substantially the forms reviewed by us. We have also assumed that the choice of New York law to govern the Indenture is a valid and legal provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion set forth below is limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Longview Fibre Company

February 27, 2006

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to the Senior Notes to be offered pursuant to the Registration Statement, when (1) the Indenture has been qualified under the Trust Indenture Act; (2) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (3) the Senior Notes have been duly authorized and the terms of the Senior Notes and of their issuance and sale have been duly established in conformity with the Indenture; and (4) the Senior Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Senior Notes, when issued and sold in accordance with the Indenture and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain further remedies and (d) the waivers of any usury defense contained in the Indenture which may be unenforceable.

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, its subsidiaries or its properties is subject, except for those agreements and instruments that have been identified to us by the Company as being material to it and are included as exhibits in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005. In addition, we do not express any opinion as to whether the execution or delivery by the Company of the Indenture or the performance by the Company of its obligations thereunder will constitute a violation of, or a default under, any covenant, restriction or provision contained therein with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” in the prospectus relating to the Senior Notes. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP